UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31299	65-0865171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Yamato Road, Suite 110, Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

(561) 322-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2007, the Board of Directors of Medical Staffing Network Holdings, Inc. appointed Jeffrey Yesner as the Company’s Chief Accounting Officer. Before this appointment, Mr. Yesner, 36, had served as the Company’s Vice President of Finance since July 2006, and had previously served as the Company’s Director of Financial Reporting from January 2003 until September 2005. From September 2005 until his returning to the Company in July 2006, Mr. Yesner served as Chief Financial Officer of Interactive Brand Development, Inc., a holding company with investments in multi-media companies. Before joining the Company in January 2003, Mr. Yesner was manager of the Controller’s External Financial Reporting Group for Time Warner, Inc., a media and entertainment company, from November 2001 until November 2002. Before that, Mr. Yesner served as the U.S. Controller and Director of Financial Reporting for Agency.com, an internet, interactive television and mobile business professional services company, from March 2000 until November 2001. Before that, Mr. Yesner held various positions while employed at Arthur Andersen LLP from September 1996 until March 2000, most recently as Supervisory Senior.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2007	MEDICAL STAFFING NETWORK HOLDINGS, INC.

	By:	/s/ Kevin S. Little
Kevin S. Little President and Chief Financial Officer

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